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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of ACNB Corporation and Subsidiaries of our reports dated March 8, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of ACNB Corporation and Subsidiaries, appearing in the Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ RSM US LLP

Blue Bell, Pennsylvania
September 16, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm